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                                                                 Exhibit 1




                           THE TURNER CORPORATION



                                    and



                  FIRST CHICAGO TRUST COMPANY OF NEW YORK



                                Rights Agent



                             -----------------



                              Rights Agreement



                       Dated as of September 21, 1998





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
                             TABLE OF CONTENTS

                                                                        Page

Section 1.  Certain Definitions............................................1

Section 2.  Appointment of Rights Agent....................................4

Section 3.  Issue of Right Certificates....................................5

Section 4.  Form of Right Certificates.....................................6

Section 5.  Countersignature and Registration..............................7

Section 6.  Transfer, Split Up, Combination and Exchange of Right
              Certificates; Mutilated, Destroyed, Lost or Stolen
              Right Certificates...........................................8

Section 7.  Exercise of Rights; Purchase Price; Expiration Date
              of Rights....................................................9

Section 8.  Cancellation and Destruction of Right Certificates............10

Section 9.  Reservation and Availability of Shares of Preference Stock....11

Section 10. Preference Stock Record Date..................................11

Section 11. Adjustment of Purchase Price, Number of Shares or Number
            of Rights.....................................................12

Section 12. Certification of Adjusted Purchase Price or Number of
            Shares........................................................20

Section 13. Consolidation, Merger or Sale or Transfer of Assets or
            Earning Power.................................................20

Section 14. Fractional Rights and Fractional Shares.......................23

Section 15. Rights of Action..............................................24

Section 16. Agreement of Right Holders....................................24

Section 17. Right Certificate Holder Not Deemed a Stockholder.............25

Section 18. Concerning the Rights Agent...................................25

Section 19. Merger or Consolidation or Change of Name of Rights Agent.....26

Section 20. Duties of Rights Agent........................................26

Section 21. Change of Rights Agent........................................28

Section 22. Issuance of New Right Certificates............................29

Section 23. Redemption....................................................29

Section 24. Notice of Proposed Actions....................................30

Section 25. Notices.......................................................30

Section 26. Supplements and Amendments....................................31

Section 27. Successors....................................................32

Section 28. Benefits of this Agreement....................................32

Section 29. Governing Law.................................................32

Section 30. Counterparts..................................................32

Section 31. Severability..................................................32

Section 32. Descriptive Headings..........................................32

Section 33. Determinations and Actions Taken by the Board of Directors....32



Exhibit A      Form of Right Certificate.................................A-1

Exhibit B      Summary of Rights to Purchase
               Preference Stock..........................................B-1

Exhibit C      Form of Certificate of Designation, Preferences and
               Rights of Series F Participating Preference Stock.........C-1

                              RIGHTS AGREEMENT
                              ----------------

          This Agreement, dated as of September 21, 1998 between The Turner Corporation, a Delaware corporation (the "Company"), and First Chicago Trust Company of New York, a New York corporation (the "Rights Agent"):

                            W I T N E S S E T H
                            - - - - - - - - - -

          WHEREAS, the Board of Directors of the Company has authorized and declared a dividend distribution of one right (a "Right") for each share of Common Stock, par value $1.00 per share, of the Company ("Common Stock") outstanding at the Close of Business on September 21, 1998 and has authorized the issuance of one Right with respect to each share of Common Stock that shall become outstanding between September 21, 1998 and the earlier of the Distribution Date or the Expiration Date (as such terms are hereinafter defined) or the date, if any, on which such Rights are redeemed, each Right representing the right to purchase one one-hundredth of a share of Series F Participating Preference Stock of the Company ("Preference Stock") having the rights and preferences set forth in the form of Certificate of Designation, Preferences and Rights attached hereto as Exhibit C upon the terms and subject to the conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

          Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

          (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of a Substantial Block, but shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan or employee stock plan of the Company or of any Subsidiary of the Company or any Person organized, appointed, established or holding Voting Stock by, for or pursuant to, the terms of any such plan, (iv) any Person who is the Beneficial Owner of a Substantial Block solely because of (A) the purchase of Series C 8 1/2% Convertible Preference Stock ("Series C Stock") and Series D 8 1/2% Convertible Preference Stock ("Series D Stock") pursuant to a Purchase Agreement, dated June 3, 1992 (the "Purchase Agreement") between Karl Steiner Holding AG ("Steiner") and the Company, (B) the conversion of an 8 1/2% Convertible Debenture due 1997 (the "Debenture") into Series D Stock, (C) the exchange of Series C Stock for Series E 8 1/2% Convertible Preference Stock ("Series E Stock") of the Company, (D) the conversion of Series C Stock, Series D Stock or Series E Stock into Common Stock, (E) the exercise by Steiner of any option granted to it in an Agreement Regarding Security Holder's Rights Obligations and Options, dated July 20, 1992, between Steiner and the Company (the "Rights and Options Agreement"), (F) a solicitation of tenders by Steiner permitted by Paragraph 7(c) of the Rights and Options Agreement, (G) the acquisition by a Person from Steiner of the Debenture or of shares of Series C Stock, Series D Stock, Series E Stock or Common Stock, in a transaction which complies with all provisions of the Rights and Options Agreement or (H) the purchase by Steiner of Voting Stock at any time after Steiner purchases Common Stock from the Company through exercise of a Sale/Purchase Option or a Steiner Purchase Option created under paragraph 8 of the Rights and Options Agreement or of a Termination Sale/Purchase Option or a Steiner Termination Purchase Option created under subparagraphs (11)(b) and (c), of the Rights and Options Agreement, and (v) any Person who acquires a Substantial Block in connection with a transaction or series of transactions approved prior to such transaction or transactions by the Board of Directors of the Company.

          (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect as of the date hereof.

          (c) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "Beneficially Own," any securities:

               (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

               (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of any conversion, exchange or purchase rights (other than the Rights), warrants or options, or otherwise, provided, however, that a Person shall not be deemed the Beneficial Owner of securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for payment, or (B) the right to vote pursuant to any agreement, arrangement or understanding; or

               (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any securities of the Company;

     provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, any security if the agreement, arrangement or understanding to vote such security arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and provided, further, that nothing in this paragraph (c) shall cause a Person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to Beneficially Own, any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

          (d) "Business Day" shall mean any day other than a Saturday, Sunday or day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          (e) "Close of Business" on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

          (f) "Common Stock" shall have the meaning assigned to it in the recital, and "common stock" (i) when used with reference to any Person other than the Company shall mean the capital stock with the greatest voting power of such Person or, if such Person is a Subsidiary of another Person, the Person which ultimately controls such first-mentioned Person and (ii) when used with reference to any Person other than the Company which shall not be organized in corporate form shall mean units of beneficial interest which (A) shall represent the right to participate generally in the profits and losses of such Person (including, without limitation, any flow-through tax benefits resulting from an ownership interest in such Person) and which (B) shall be entitled to exercise the greatest voting power of such Person or, in the case of a limited partnership, shall have the power to remove the general partner or partners.

          (g) "Distribution Date" shall have the meaning assigned to it in
     Section 3.

          (h) "Equivalent Stock" shall have the meaning assigned to it in
     Section 7.

          (i) "Exchange Act" shall have the meaning assigned to it in
     Section 1(c).

          (j) "Expiration Date" shall have the meaning assigned to it in
     Section 7.

          (k) "Person" shall mean any individual, firm, corporation or other entity and shall include any successor by merger or otherwise to such entity.

          (l) "Preference Stock" shall have the meaning assigned to it in the recital.

          (m) "Purchase Price" shall have the meaning assigned to it in
     Section 4.

          (n) "Redemption Price" shall have the meaning assigned to it in
     Section 23.

          (o) "Stock Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.

          (p) "Subsidiary" shall mean, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient, in the absence of contingencies, to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person and any Affiliate of such Person.

          (q) "Substantial Block" shall mean a number of shares of Voting Stock having in the aggregate 30% of more of the general voting power.

          (r) "Trading Day" shall have the meaning assigned to it in
     Section 11(d).

          (s) "Voting Stock" shall mean shares of the Company's capital stock having general voting power. For the purposes hereof, "voting power," when used with reference to the capital stock of, or units of equity interests in, any Person shall mean the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors of such Person (if such Person is a corporation) or to participate in the management and control of such Person (if such Person is not a corporation).

          Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3, shall prior to the Distribution Date also be the holders of Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agent or Agents as it may deem necessary or desirable.

          Section 3. Issue of Right Certificates. (a) The "Distribution Date" shall mean the earlier of (i) the tenth Business Day after the date of the commencement of a tender or exchange offer (as determined by reference to Rule 14d-2(a) (or any successor rule) under the Exchange Act) by any Person (other than the Company, any Subsidiary of the Company, or any employee benefit plan or employee stock plan of the Company or any Subsidiary of the Company) for a number of shares of the outstanding voting Stock having 30% or more of the general voting power, unless (A) during such ten Business Day period the Company's Board of Directors declares that the tenth Business Day following such tender or exchange offer shall not be a Distribution Date, or (B) the tender offer is a solicitation of tenders by Steiner permitted by Paragraph 7(c) of the Rights and Options Agreement, or (ii) the tenth Business Day after a Stock Acquisition Date. Up to and including the Distribution Date, (x) the Rights will be evidenced by the certificates for Common Stock registered in the names of the holders of Common Stock (which certificates for Common Stock shall be deemed also to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Stock. As soon as practicable after the Distribution Date, the Rights Agent will mail, by first-class, insured, postage prepaid mail, to each record holder of Common Stock as of the Close of Business on the Distribution Date, as shown by the records of the Company at the Close of Business on the Distribution Date, at the address of such holder shown on such records, a Right Certificate, in substantially the form of Exhibit A hereto (a "Right Certificate"), evidencing one Right for each share of Common Stock so held.

          (b) On September 21, 1998 or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights to Purchase Preference Stock ("Summary of Rights"), in substantially the form attached hereto as Exhibit B, by first-class mail, postage prepaid, to each record holder of Common Stock as of the Close of Business on September 21, 1998, at the address of such holder shown on the records of the Company.

          (c) As soon as practicable, the Company will cause certificates for Common Stock issued after September 21, 1998, but prior to the earlier of the Distribution Date or the Expiration Date or the date, if any, on which the Rights are redeemed, to have impressed on, printed on, written on or otherwise affixed to them the following legend:

          This certificate also entitles the holder hereof to certain Rights as set forth in a Rights Agreement between The Turner Corporation and First Chicago Trust Company of New York, dated as of September 21, 1998, as the same shall be amended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of The Turner Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Turner Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) or one of certain transferees thereof, whether currently held by or on behalf of such Person or by any subsequent holder, may be limited as provided in Section 7(e) of the Rights Agreement.

With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with Common Stock represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Stock certificate.

          (d) Until the Distribution Date, the surrender for transfer of any of the certificates for Common Stock outstanding on or after the Close of Business on September 21, 1998, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with Common Stock represented by such certificates. After the Distribution Date, the Rights will be evidenced solely by the Right Certificates.

          Section 4. Form of Right Certificates. (a) The Right Certificates (and the forms of assignment and of election to purchase shares to be printed on the reverse thereof) shall be in substantially the form of Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22, the Right Certificates, whenever issued, shall be dated as of September 21, 1998, and on their face shall entitle the holders thereof to purchase such number of shares of Preference Stock as shall be set forth therein at the price per one one-hundredth of a share set forth therein (the "Purchase Price"), but the number of such shares and the Purchase Price shall be subject to adjustment as provided herein.

          (b) Any Right Certificate issued pursuant to Section 3(a) or
Section 22 that represents Rights Beneficially Owned by: (i) an Acquiring Person or any Associate or Affiliate of such Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of Section 7(e), and any Right Certificate issued pursuant to Section 6 or Section 11 upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain (to the extent feasible and reasonably identifiable as such) the following legend:

          The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) or one of certain transferees thereof. Accordingly, under certain circumstances as provided in the Rights Agreement, this Right Certificate and the Rights represented hereby may be limited as provided in Section 7(e) of such Agreement.

          Section 5. Countersignature and Registration. (a) The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board and Chief Executive Officer, its President or any Vice President, either manually or by facsimile signature, and have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, issued and delivered with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

          (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal stock transfer office, which as of the date hereof is located at Suite 4660, 525 Washington Blvd, 3rd Floor, Jersey City, New Jersey 07310, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each Right Certificate, the date of each Right Certificate and the number of each Right Certificate.

          Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. (a) Subject to the provisions of Section 4(b), Section 7(e) and Section 14, at any time after the Close of Business on the Distribution Date, and prior to the Close of Business on the Expiration Date or the day prior to the day, if any, on which the Rights are to be redeemed pursuant to Section 23, any Right Certificate or Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase such number of shares of Preference Stock as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing, signed by the registered holder with such signature guaranteed in such manner as is reasonably satisfactory to the Rights Agent, delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal stock transfer office of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e) and Section 14, countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

          (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate, if mutilated, the Company will execute and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

          Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights. (a) Subject to Section 7(e) and unless previously redeemed, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9 and
Section 23) in whole or in part at any time after the date on which the Company's right to redeem has expired, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal stock transfer office of the Rights Agent, together with payment of the Purchase Price for each one one-hundredth of a share of Preference Stock as to which the Rights are exercised, at or prior to the Close of Business on September 21, 2008 (such date being hereinafter referred to as the "Expiration Date"). If at any time after the Rights become exercisable hereunder but prior to the Expiration Date the Company is prohibited by its Restated Certificate of Incorporation from issuing Preference Stock upon the exercise of all of the outstanding Rights, the Company may issue upon the exercise of the Rights shares of stock or other securities of the Company of equivalent value to the Preference Stock ("Equivalent Stock"), as determined by the Board of Directors.

          (b) The Purchase Price for each one one-hundredth of a share of Preference Stock pursuant to the exercise of a Right shall initially be $80, shall be subject to adjustment from time to time as provided in Sections 11 and 13 and shall be payable in lawful money of the United States of America.

          (c) Upon receipt of a Right Certificate, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax in cash, or by certified check or money order payable to the order of the Company, the Rights Agent shall, subject to this Section 7, thereupon promptly (i) requisition from any transfer agent of Preference Stock (or any Equivalent Stock then issuable) a certificate for the number of shares of Preference Stock (or any Equivalent Stock then issuable) to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of a fractional share in accordance with Section 14 and (iii) promptly after receipt of such certificate, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and, when appropriate, after receipt promptly deliver such cash to or upon the order of the registered holder of such Right Certificate.

          (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right
Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14.

          (e) Notwithstanding any provision of this Agreement to the contrary, upon the occurrence of any of the events described in subparagraphs (A), (B) or (C) of Section 11(a)(ii), the adjustment provided for under Section 11(a)(ii) shall not apply with respect to any Rights that are at the time of the occurrence of such event Beneficially Owned by (i) an Acquiring Person or by any Associate or Affiliate of such Acquiring Person or (ii) a transferee of an Acquiring Person or of any Associate or Affiliate of such Acquiring Person (A) who becomes a transferee after the Acquiring Person becomes such, or (B) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (1) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or
(2) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e). Upon the exercise of such Rights, the holders thereof shall be entitled to receive, upon payment of the Purchase Price, the number of shares of Preference Stock issuable upon exercise of a Right without giving effect to the adjustment provided for under Section 11(a)(ii). The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its making or failing to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

          (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

          Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company.

          Section 9. Reservation and Availability of Shares of Preference Stock. The Company covenants and agrees that it shall from time to time (a) cause to be reserved and kept available out of its authorized and unissued shares of Preference Stock, or its authorized and issued shares of Preference Stock held in its treasury, the number of shares of Preference Stock that will be sufficient to permit the exercise in full of all outstanding Rights, (b) take all such action as may be necessary to insure that all shares of Preference Stock delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable, (c) pay when due and payable any and all Federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of Preference Stock upon the exercise of Rights and (d) take all such action, from and after the date the Rights became exercisable hereunder, as may be necessary to permit the exercise of the Rights for Preference Stock, including any required registration under the Securities Act of 1933, as amended (the "1933 Act"), and, in connection therewith and if deemed desirable by the Company, use its best efforts to list (or continue the listing of) the Preference Stock on a national securities exchange and to cause all shares of Preference Stock reserved for issuance upon exercise of Rights to be listed on such exchange upon official notice of issuance upon such exercise. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days, the exercisability of the Rights in order to comply with all applicable Federal and state securities laws. Upon any such suspension, the Company shall issue a public announcement (and shall provide written notice to the Rights Agent) stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained and until a registration statement has been declared effective. Notwithstanding the provisions of clause (c) of the first sentence of this Section 9, the Company shall not be required to pay any transfer tax which may be payable in respect of any transfer involved in the transfer or delivery of Right Certificates or the issuance or delivery of certificates for Preference Stock in a name other than that of the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates for shares of Preference Stock upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

          Section 10. Preference Stock Record Date. Each Person in whose name any certificate for shares of Preference Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preference Stock represented thereby on, and such certificate shall be dated the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preference Stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preference Stock transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

          Section 11. Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

          (a)(i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), except as otherwise provided in this Section 11(a), then and in each such event the number of shares of Preference Stock issuable upon the exercise of a Right and the Purchase Price payable after such event shall be the number of shares of Preference Stock issuable immediately prior to such event multiplied by a fraction the numerator of which is the number of Rights outstanding immediately prior to such event and the denominator of which is the number of Rights outstanding immediately after such event and the Purchase Price after such event shall be the Purchase Price in effect immediately prior to such event multiplied by such fraction. If an event occurs which would require an adjustment under both Section 11(a)(i) and
Section 11(a)(ii), the adjustment provided for in Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

          (ii) in the event that

          (A) on or at any time after a Stock Acquisition Date, directly or indirectly, any Person (other than a wholly owned Subsidiary of the Company) shall merge into the Company or any of its Subsidiaries or otherwise combine with the Company or any of its Subsidiaries and the Company or such Subsidiary shall be the continuing or surviving corporation of such merger or combination, or any Person shall sell or otherwise transfer, in one or more transactions, assets to the Company or any of its Subsidiaries in exchange for 50% or more of the shares of any class of capital stock of the Company or any of its Subsidiaries, and Common Stock of the Company shall remain outstanding and unchanged, or at any time after the date of this Agreement, directly or indirectly, any Acquiring Person shall (1) in one or more transactions, transfer any assets to the Company or any of its Subsidiaries in exchange (in whole or in part) for shares of any class of capital stock of the Company or any of its Subsidiaries or for securities exercisable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries or otherwise obtain from the Company or any of its Subsidiaries, with or without consideration, any additional shares of any class of capital stock of the Company or any of its Subsidiaries or other securities exercisable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries (other than as part of a pro rata distribution to all holders of Common Stock), (2) sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise dispose of (in one or more transactions), to, from or with, as the case may be, the Company or any of its Subsidiaries, assets on terms and conditions less favorable to the Company or such Subsidiary than the Company or such Subsidiary would be able to obtain in arm's-length negotiation with an unaffiliated third party, (3) receive any compensation from the Company or any of the Company's Subsidiaries other than compensation for full-time employment as a regular employee, or fees for serving as director, at rates in accordance with the Company's (or its Subsidiaries') past practices, or (4) receive the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance provided by the Company or any of its Subsidiaries on terms and conditions less favorable to the Company or such Subsidiary than the Company or such Subsidiary would be able to obtain in arm's-length negotiation with an unaffiliated party,

          (B) during such time as there is an Acquiring Person, there shall be any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other similar transaction or series of transactions involving the Company or any of its Subsidiaries (whether or not with or into or otherwise involving an Acquiring Person) which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities or of securities exercisable for or convertible into equity securities of the Company or any of its Subsidiaries which is directly or indirectly owned by any Acquiring Person or any Associate or Affiliate of any Acquiring Person or

          (C) any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan or employee stock plan of the Company or of any Subsidiary of the Company or any Person organized, appointed, established or holding Voting Stock by, for or pursuant to, the terms of any such plan or any Person who acquires a Substantial Block in connection with a transaction or series of transactions approved prior to such transaction or transactions by the Board of Directors of the Company, but only to the extent of the Substantial Block acquired in such transaction or transactions approved by the Board of Directors), who or which alone or together with its Affiliates and Associates, shall, at any time after the date of this Agreement, become the Beneficial Owner of a number of shares of the outstanding Voting Stock having 30% or more of the general voting power of the Company;

then, and in each such case, proper provision shall be made so that each holder of a Right, except as provided below and in Section 7(e), shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of shares of Common Stock of the Company (or, in the discretion of the Board, one one-hundredths of a share of Preference Stock) as shall equal the result obtained by (A) multiplying the then current Purchase Price by the then number of one one-hundredths of a share of Preference Stock for which a Right was exercisable immediately prior to the first occurrence of any one of the events listed above in this subparagraph (ii) and (B) dividing that product by 50% of the current market price per one share of Common Stock (determined pursuant to Section 11(d)) on the date of the occurrence of any one of the events listed above in this subparagraph
(ii); provided, however, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of
Section 13, then only the provisions of Section 13 shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii). The Company shall not consummate any such merger, combination, transfer or transaction unless prior thereto there shall be sufficient authorized but unissued Common Stock (or Preference Stock, as the case may be) and authorized and issued Common Stock (or Preference Stock, as the case may be) held in its treasury to permit the exercise in full of the Rights in accordance with the foregoing sentence; provided, however, that in no case may the Company consummate any such merger, combination, transfer or transaction if at the time of or immediately after such transaction there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

          In the event that the issuance of any Common Stock (or Preference Stock, as the case may be) pursuant to the exercise of the Rights as required by the preceding paragraph is prohibited by any provision of the Company's Restated Certificate of Incorporation, then upon the exercise of a Right in accordance with the preceding paragraph, proper provision shall be made so that each holder of a Right (except as provided in Section 7(e)) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of shares or other units of Equivalent Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price per one one-hundredth of a share of Preference Stock by the number of shares of Common Stock (or one one-hundredths of a share of Preference Stock, as the case may be) for which a Right is then exercisable and dividing that product by (y) 50% of the current market price per share or other unit of the Equivalent Stock of the Company (determined on substantially the same basis as is prescribed by Section 11(d) with respect to the valuation of the Common Stock (or Preference Stock, as the case may be)) on the date of consummation of such merger, combination or transfer. In the event that at any time the Company should be prohibited by law, by any provision of its Restated Certificate of Incorporation or by any instrument or agreement to which the Company is a party or by which it is bound from issuing sufficient Equivalent Stock to permit the exercise of all outstanding Rights in accordance with the foregoing sentence, then, in lieu of issuing such Equivalent Stock upon such exercise, the Company shall pay to each holder of a Right (except as provided in Section 7(e)) upon surrender of the Right as provided herein but without payment of the Purchase Price, an amount in cash for each Right equal to the Purchase Price.

          (iii) In the event the Company shall at any time after the date of this Agreement (A) combine or subdivide the outstanding Preference Stock into a different number of shares or (B) issue any shares of its capital stock in a reclassification of the Preference Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e), the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price, the number of shares of Preference Stock or the number and kind of shares of such other capital stock, as the case may be, issuable on the effective date of such combination, subdivision or reclassification which such holder would have been entitled to receive had such holder been the holder of the number of shares of Preference Stock to which such Right related immediately prior to such effective date. If an event occurs which would require an adjustment under both this Section 11(a)(iii) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(iii) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

          (b) In case the Company shall fix a record date for the issuance of rights or warrants to all holders of shares of Common Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Stock or securities convertible into Common Stock at a price per share of Common Stock (or having a conversion price per share, if a security convertible into Common Stock) less than the current market price per share of Common Stock (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Shares of Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (c) In case the Company shall fix a record date for the making of a distribution to all holders of shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than a regular periodic cash dividend at a rate not in excess of 125% of the rate of the last cash dividend theretofore paid or a dividend payable in Common Stock) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the current market price per share of Common Stock (as defined in Section 11(d)) on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Common Stock, and of which the denominator shall be such current market price per share of Common Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (d) For the purpose of any computation hereunder, the "current market price" per share of Preference Stock or Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such stock for the 30 consecutive Trading Days immediately prior to such date; provided, however, that in the event that the current market price per share of such stock is determined during a period following the announcement by the issuer of such stock of a dividend or distribution on such stock payable in shares of such stock or securities convertible into shares of such stock, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, then, and in each such case, the current market price shall be appropriately adjusted to reflect the current market price per share of such stock. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the American Stock Exchange or, if the shares of such stock are not listed or admitted to trading on the American Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of such stock are listed or admitted to trading or, if the shares of such stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the Nasdaq Stock Market or such other system then in use, or, if on any such date the shares of such stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker, selected by the Board, making a market in the shares of such stock. If on any such date the shares of such stock are not quoted by any such organization, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Company shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of such stock are listed or admitted to trading is open for the transaction of business or, if the shares of such stock are not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of New York are not authorized or obligated by law or executive order to close. If such stock is not publicly held or not so listed or traded, "current market price" per share shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.

          (e) Except as hereinafter provided, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

          (f) In the event that at any time, as a result of an adjustment made pursuant to Section 11(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than shares of Preference Stock, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in Section 11(a) through (c), inclusive, and the provisions of Sections 7, 9, 10 and 13 with respect to the shares of Preference Stock shall apply on like terms to any such other shares.

          (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a share of Preference Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

          (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a share (calculated to the nearest one-ten-thousandth) obtained by (i) multiplying (x) the number of one one-hundredths of a share covered by a Right immediately prior to such adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

          (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one one-hundredths of a share of Preference Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a share of Preference Stock to which such Right related immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one-ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this
Section 11(i) the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

          (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a share of Preference Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-hundredth share and the number of shares which were expressed in the initial Right Certificates issued hereunder.

          (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value of the shares of Preference Stock issuable upon exercise of the Rights, the Company shall take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Preference Stock at such adjusted Purchase Price.

          (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the shares of Preference Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the shares of Preference Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares and securities upon the occurrence of the event requiring such adjustment.

          (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Common Stock or Preference Stock, issuance wholly for cash of any Common Stock at less than the current market price, issuance wholly for cash of Common Stock or securities which by their terms are convertible into or exchangeable for Common Stock, stock dividends or issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to holders of its Common Stock and/or Preference Stock shall not be taxable to such stockholders.

          Section 12. Certification of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or 13, the Company shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Preference Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25. Notwithstanding the foregoing sentence, the failure of the Company to give such notice shall not affect the validity of, or the force or effect of, the requirement for such adjustment.

          Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power. In the event that on or at any time after a Stock Acquisition Date, directly or indirectly, (a) the Company shall consolidate with, or merge with and into, any other Person, (b) any other Person shall consolidate, merge with and into the Company, the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (c) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person (other than a pro rata distribution by the Company of assets (including securities) of the Company or any of its Subsidiaries to all holders of the Company's Common Stock), then, and in each such case:

          (A) proper provision shall be made so that (i) each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then-current Purchase Price in accordance with the terms of this Agreement, such number of shares of common stock of the Principal Party (as hereinafter defined) as shall, based on the current market price per share of the common stock of the Principal Party (determined in the same manner as the current market price of Common Stock is determined under Section 11(d)) on the date of consummation of such consolidation, merger, sale or transfer, have a value equal to twice the Purchase Price; (ii) the Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party; and (iv) the Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its common stock in accordance with Section 9) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its common stock thereafter deliverable upon the exercise of the Rights;

provided, however, that, upon the subsequent occurrence of any merger, consolidation, sale of all or substantially all assets, recapitalization, reclassification of shares, reorganization or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price, such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had such holder, at the time of such transaction, owned the shares of common stock of the Principal Party purchasable upon the exercise of a Right, and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property.

          (B) "Principal Party" shall mean

               (1) in the case of any transaction described in (a) or (b) of the first sentence of this Section 13, (i) the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer the common stock of which has the greatest market value or (ii) if no securities are so issued, (x) the Person that is the other party to the merger or consolidation and that survives said merger or consolidation, or, if there is more than one such Person, the Person the common stock of which has the greatest market value or
          (y) if the Person that is the other party to the merger or consolidation does not survive the merger or consolidation, the Person that does survive the merger or consolidation (including the Company if it survives); and

               (2) in the case of any transaction described in (c) of the first sentence of Section 13, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons as is the issuer of common stock having the greatest market value of shares outstanding;

provided, however, that in any such case, (w) if the common stock of such Person is not at such time or has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another corporation the common stock of which is and has been so registered, "Principal Party" shall refer to such other corporation, (x) if the common stock of such Person is not or has not been so registered and such Person is not a direct or indirect Subsidiary of another corporation the common stock of which is and has been so registered, "Principal Party" shall refer to the corporation, if there be one, which ultimately controls such Person, (y) in case such Person is a Subsidiary, directly or indirectly, of more than one corporation, the common stocks of all of which are and have been so registered, Principal Party shall refer to whichever of such corporations is the issuer of the common stock having the greatest market value of shares held by the public, and (z) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (w) - (y) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a Subsidiary of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

          The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement making valid provision for the result described in subsections (A) and (B) above; provided, however, that in no case may the Company consummate any such consolidation, merger, sale or transfer if (i) at the time of or immediately after such transaction there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (ii) prior to, simultaneously with or immediately after such transaction, the shareholders of the Person who constitutes, or would constitute, the Principal Party for purposes of Section 13 shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates. The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.

          Section 14. Fractional Rights and Fractional Shares. (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. If the Company shall determine not to issue such fractional Rights, in lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the American Stock Exchange or, if the Rights are not listed or admitted to trading on the American Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the Nasdaq Stock Market or such other system then in use, or, if on any such date the shares of such stock are not quoted by any such organization, the average closing bid and asked prices as furnished by a professional market maker, selected by the Board, making a market in the shares of such stock. If on any such date the Rights are not quoted by any such organization, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

          (b) The Company shall not be required to issue fractions of shares (other than fractions which are integral multiples of the fraction of a share for which a Right is then exercisable) upon exercise of the Rights or to distribute certificates which evidence fractional shares (other than fractions which are integral multiples of the fraction of a share for which a Right is exercisable). In lieu of fractional shares that are not integral multiples of the fraction for which a Right is then exercisable, the Company shall pay to the registered holders of Right Certificates at the time such Right Certificates are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share of Preference Stock. For purposes of this Section 14, the current market value of a share of Preference Stock shall be the closing price of a share of Preference Stock (as determined pursuant to the second sentence of Section 11(d)) for the Trading Day immediately prior to the date of such exercise.

          (c) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares (other than fractions which are integral multiples of the fraction of a share for which a Right is then exercisable) upon exercise of a Right.

          Section 15. Rights of Action . All rights of action in respect of this Agreement are vested in the respective registered holders of the Right Certificates (and prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, any registered holder of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, any registered holder of the Common Stock), may, on his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

          Section 16. Agreement of Right Holders. Every holder of a Right by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

          (a) up to and including the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;

          (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent and then if surrendered at the principal stock transfer office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer; and

          (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

          Section 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Preference Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 24), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

          Section 18. Concerning the Rights Agent. (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

          (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

          (c) If, and so long as, the Rights are listed on the American Stock Exchange, the Rights Agent, if its principal offices are located outside New York City, shall maintain in the New York City area facilities for the servicing of the Rights in the area of Manhattan located south of Chambers Street. Such facilities may consist of either an office or agency where transactions in the Rights are serviced directly or a "drop" where Common Stock certificates, Right Certificates, and other instruments relating to transactions in Rights may be received for redelivery to an office or agency outside New York City, all in accordance with the provisions of Part 8 of the Company Guide of the American Stock Exchange.

          Section 19. Merger or Consolidation or Change of Name of Rights Agent. (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned, and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

          (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

          Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

          (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

          (b) Whenever in the performance of its duties under this Agreement, the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board and Chief Executive Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

          (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

          (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or 13 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preference Stock to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Preference Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.

          (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

          (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board and Chief Executive Officer, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

          (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

          (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

          Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of Common Stock and Preference Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of Common Stock and Preference Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then such registered holder of a Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or of a state of the United States which is authorized under such laws to exercise stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) a U.S. corporate Affiliate of a corporation described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of Common Stock and Preference Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

          Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares of stock or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

          Section 23. Redemption. The Board of Directors may, at its option and as provided herein, elect to redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, as such amount may be appropriately adjusted to reflect any combination or subdivision of the outstanding Common Stock, any dividend payable in Common Stock in respect of the outstanding Common Stock or any other similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price") at any time up to and including the tenth Business Day after a Stock Acquisition Date; provided, however, that the Board of Directors of the Company may extend the time during which the Rights may be redeemed to be at any time up to and including the twentieth Business Day after a Stock Acquisition Date. Promptly upon the action of the Board of Directors of the Company electing to redeem the Rights, the Company shall make a public announcement thereof, and on and after the date of such announcement, without any further action and without any further notice, the only right of the holders of Rights shall be to receive the Redemption Price and such holders shall have no right to exercise the Rights. As soon as practicable after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable prior to the expiration of the Company's right of redemption hereunder.

          Section 24. Notice of Proposed Actions. In case the Company, after the Distribution Date, shall propose (a) to pay any dividend payable in stock of any class to the holders of its Common Stock or Preference Stock or to make any other distribution to the holders of its Common Stock or Preference Stock (other than a regular periodic cash dividend at a rate not in excess of 125% of the rate of the last cash dividend theretofore paid), or (b) to offer the holders of its Common Stock or Preference Stock rights or warrants to subscribe for or to purchase any additional shares of Common Stock or Preference Stock or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of its Common Stock or Preference Stock (other than a reclassification involving only the subdivision of outstanding shares of Common Stock), or
(d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, or (e) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right, in accordance with Section 25, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of Common Stock and/or Preference Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least twenty days prior to the record date for determining holders of Common Stock and/or Preference Stock for purposes of action, and in the case of any such other action, at least twenty days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock and/or Preference Stock, whichever shall be the earlier. The failure to give notice required by this Section 24 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

          Section 25. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

          The Turner Corporation
          375 Hudson Street
          New York, New York 10014

          Attention:  Secretary

          Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

          First Chicago Trust Company of New York
          Suite 4660
          525 Washington Blvd, 3rd Floor
          Jersey City, New Jersey  07310
          Attention:    Tenders and Exchanges Administration

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Rights Agent.

          Section 26. Supplements and Amendments. Prior to the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement, including, without limitation, the modification of the definition of Substantial Block, without the approval of any holders of certificates representing shares of Common Stock. From and after the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement, without the approval of any holders of Right Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder, or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate thereof); provided, however, that this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment, provided that such supplement or amendment does not adversely affect the rights or obligations of the Rights Agent under Section 18 or 20 of this Agreement. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

          Section 27. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          Section 28. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, registered holders of Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates.

          Section 29. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State except for Sections 18, 19, 20 and 21, which for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

          Section 30. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal, or unenforceable, (a) such invalid, illegal or unenforceable term, provision, covenant or restriction shall nevertheless be valid, legal and enforceable to the extent, if any, provided by such court or authority, and (b) the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          Section 32. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          Section 33. Determinations and Actions Taken by the Board of Directors. For all purposes of this Agreement, any calculation of the number of shares of Common Stock or of any other class of capital stock outstanding at any particular time, including for purposes of determining the particular percentage of the outstanding Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) (as in effect on the date of this Agreement) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement).

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

Attest:                                   THE TURNER CORPORATION

By /s/ Sara J. Gozo                       By /s/ Ellis T. Gravette, Jr.
  --------------------------------          --------------------------------
  Title: Vice President and                 Title:  Chairman of the Board
         Secretary                                  and Chief Executive
                                                    Officer

Attest:                                   FIRST CHICAGO TRUST COMPANY
                                          OF NEW YORK


By /s/ Mary E. Garcia                     By /s/ Joanne Gorostiola
  --------------------------------          --------------------------------
  Title: Customer Service Officer           Title: Assistant Vice President

                                                               Exhibit A
                                                               ---------

                        [Form of Right Certificate]


Certificate No. R-                                     __________ Rights


          NOT EXERCISABLE UNTIL RIGHT OF REDEMPTION HAS EXPIRED. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT (SUBJECT TO ADJUSTMENT) ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. IN THE EVENT THAT THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE ISSUED TO A PERSON WHO IS AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE THEREOF (AS DEFINED IN THE RIGHTS AGREEMENT) OR CERTAIN TRANSFEREES THEREOF, THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BE SUBJECT TO CERTAIN LIMITATIONS IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.

                             RIGHT CERTIFICATE

                           THE TURNER CORPORATION

          This certifies that ____________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of September 21, 1998 (the "Rights Agreement"), between The Turner Corporation, a Delaware corporation (the "Company"), and First Chicago Trust Company of New York, a New York corporation (the "Rights Agent"), to purchase from the Company, unless the Rights have been previously redeemed, at any time after the date on which the Company's right to redeem has expired and prior to the Expiration Date (as such term is defined in the Rights Agreement), at the principal stock transfer office of the Rights Agent, or its successor as Rights Agent, one one-hundredth (1/100) of a fully paid and nonassessable share of the Series F Participating Preference Stock of the Company ("Preference Stock"), at a purchase price of $80 per one one-hundredth of a share (the "Purchase Price") upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per one one-hundredth of a share set forth above, are the number and Purchase Price as of September 21, 1998 based on the shares of Preference Stock of the Company as constituted at such date.

          Upon the occurrence of an event described in subparagraph (A),
(B) or (C) of Section 11(a)(ii) of the Rights Agreement, the holder of any Rights that are, or were, beneficially owned by an Acquiring Person or an Associate or Affiliate thereof (as defined in the Rights Agreement) or certain transferees thereof shall not be entitled to the benefit of the adjustment described in Section 11(a)(ii).

          As provided in the Rights Agreement, the Purchase Price and the number of shares of Preference Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Right
Certificate are subject to modification and adjustment upon the happening of certain events.

          This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and at the principal office of the Company.

          This Right Certificate, with or without other Right Certificates, upon surrender at the principal stock transfer office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase such number of shares of Preference Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

          Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate may be redeemed by the Company at its option at a redemption price of $.01 per Right, which amount is subject to adjustment as provided in the Rights Agreement.

          No fractional shares of Preference Stock (other than fractions which are integral multiples of the fraction of a share for which a Right is then exercisable) will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment shall be made, as provided in the Rights Agreement.

          No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preference Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

          This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

          WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of ____________________.


Attest:                                   THE TURNER CORPORATION

                                          By
----------------------------------        ----------------------------------
  Secretary                                 Title:


Countersigned:


-------------------------------

By
  -----------------------------
     Authorized Signature

                [Form of Reverse Side of Right Certificate]

                             FORM OF ASSIGNMENT

              (To be executed by the registered holder if such
             holder desires to transfer the Right Certificate.)



          FOR VALUE RECEIVED _____________________________________ hereby sells, assigns and transfers unto_______________________________________

-------------------------------------------------------------------------
(Please print name and address of transferee) this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________ Attorney to transfer the within Right Certificate on the books of the within-named Rights Agent, with full power of substitution.

 Dated: __________, ______

                                          ---------------------------------
                                          Signature


Signature Guaranteed:

                                Certificate
                                -----------

          The undersigned hereby certifies (after due inquiry and to the best knowledge of the undersigned) by checking the appropriate boxes that:
          (1) this Right Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement);
          (2) the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated: __________, ______                 ---------------------------------
                                          Signature
Signature Guaranteed:


                                   NOTICE
                                   ------

          The signature to the foregoing Assignment must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                        FORM OF ELECTION TO PURCHASE

                    (To be executed if holder desires to
                      exercise the Right Certificate.)

To The Turner Corporation:

          The undersigned hereby irrevocably elects to exercise ___________ Rights represented by this Right Certificate to purchase the shares of Preference Stock issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

Please insert social security
or other identifying number


-------------------------------------------------------------------------------
                      (Please print name and address)

-------------------------------------------------------------------------------

If such number of rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

-------------------------------------------------------------------------------
                      (Please print name and address)
-------------------------------------------------------------------------------


Dated: _______________, ___________________________

                                          -----------------------------------
                                          Signature
Signature Guaranteed:

                                Certificate
                                -----------

          The undersigned hereby certifies (after due inquiry and to the best knowledge of the undersigned) by checking the appropriate boxes that:
          (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement);
          (2) the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: __________, ______                 -----------------------------------
                                          Signature
Signature Guaranteed:



                                   NOTICE
                                   ------

          The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                  Exhibit B
                                                                  ---------

               SUMMARY OF RIGHTS TO PURCHASE PREFERENCE STOCK

          On August 14, 1998, the Board of Directors of The Turner Corporation (the "Company") declared a dividend distribution of one Right for each outstanding share of Common Stock, par value $1.00 per share, of the Company ("Common Stock"). The distribution is payable to the stockholders of record at the close of business on September 21, 1998, and, in addition, the Company has authorized the issuance of one Right with respect to each share of Common Stock that shall become outstanding between the close of business on September 21, 1998, and the earlier of the Distribution Date or Expiration Date (as such terms are hereinafter described) or the date, if any, on which Rights may be redeemed. When exercisable, each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of a new series of the Company's preference stock designated as Series F Participating Preference Stock ("Preference Stock") at a price of $80 per one one-hundredth of a share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agent").

          The Rights replace certain similar rights which expired at the close of business on September 21, 1998 and which were issued under a Rights Agreement dated September 9, 1988 between the Company and Morgan Shareholder Services Trust Company.

          Up to and including the Distribution Date, the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the close of business of September 21, 1998, by such Common Stock certificates, whether or not a copy of the Summary of Rights is attached thereto, and the Rights will be transferred with and only with Common Stock. In addition, up to and including the Distribution Date (or earlier redemption or expiration of the Rights), (i) new Common Stock certificates issued after the close of business on September 21, 1998, upon transfer or new issuance of Common Stock will contain a notation incorporating the Rights Agreement by reference and (ii) the surrender for transfer of any certificates for Common Stock outstanding on or after September 21, 1998, with or without a copy of the Summary of Rights attached thereto, will also constitute the transfer of the Rights associated with Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

          Under the Rights Agreement, the Distribution Date is defined as the earlier of the tenth business day after (i) the commencement of a tender or exchange offer by any person (other than the Company, any subsidiary of the Company or any employee benefit plan or employee stock plan of the Company or of any subsidiary of the Company) for a number of the outstanding shares of the Company's stock having in the aggregate 30% or more of the general voting power of the Company, unless the Board declares that the tenth business day following such tender or exchange offer shall not be considered a Distribution Date, or (ii) the date (the "Stock Acquisition Date") of a public announcement by the Company or an Acquiring Person that an Acquiring Person has become such. In general, under the Rights Agreement an Acquiring Person is a person or group of affiliated or associated persons (other than the Company, any subsidiary of the Company, any employee benefit plan or employee stock plan of the Company or of any subsidiary of the Company, any person who is the beneficial owner of shares of the Company's stock having in the aggregate 30% or more of the general voting power of the Company solely by reason of the purchase or conversion of certain specified securities, including the Company's Series C 8 1/2% Convertible Preference Stock and Series D 8 1/2% Convertible Preference Stock, or any person who acquires shares of the Company's stock having in the aggregate 30% or more of the general voting power of the Company in connection with a transaction or series of transactions approved in advance by the Board) who has acquired or obtained the right to acquire beneficial ownership of a number of the outstanding shares of the Company's stock having in the aggregate 30% or more of the general voting power of the Company.

          The Rights are not exercisable until after the date on which the Company's right to redeem has expired. The Rights will expire on September 21, 2008 (the "Expiration Date"), unless earlier redeemed by the Company as described below.

          The Preference Stock will be non-redeemable and will rank equally in respect of the dividends and the distribution of assets to all other classes or series of the Company's preference stock, unless the terms thereof shall provide otherwise. The Preference Stock which is the subject of the Rights may not be issued except upon exercise of Rights. Each share of Preference Stock will have a minimum preferential quarterly dividend rate of $3 per share but will be entitled to an aggregate of 100 times the cash and non-cash (payable in kind) dividends and distributions (other than dividends and distributions payable in Common Stock) declared on the Company's Common Stock. In the event of liquidation, the holders of Preference Stock will be entitled to receive a liquidation payment in an amount equal to the greater of $100 per share or 100 times the payment made per share of Common Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon. Each share of Preference Stock will have 100 votes, voting together with the Common Stock. In the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each share of Preference Stock will be entitled to receive 100 times the amount received per share of Common Stock. The rights of the Preference Stock as to dividends, liquidation and voting are protected by antidilution provisions.

          The Purchase Price payable, and number of shares of Preference Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on Common Stock, or a subdivision, combination or reclassification of Common Stock or Preference Stock, (ii) upon the grant to holders of Common Stock of certain rights or warrants to subscribe for Common Stock or convertible securities at less than the current market price of Common Stock, or (iii) upon the distribution to holders of Common Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends out of earnings or retained earnings at a rate not in excess of 125% of the rate of the last cash dividend theretofore paid or dividends payable in Common Stock) or of subscription rights or warrants (other than those referred to above).

          In the event that, on or at any time after a Stock Acquisition Date, the Company is acquired in a merger or other business combination transaction (in which any shares of the Company's Common stock are changed into or exchanged for other securities or assets) or 50% or more of the assets or earning power of the Company and its subsidiaries (taken as a whole) are sold, proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value (determined as provided in the Rights Agreement) of two times the exercise price of the Right.

          In the event that (i) on or at any time after a Stock Acquisition Date, the Company is the surviving corporation in a merger or other business combination and its Common Stock remains outstanding and unchanged, (ii) an Acquiring Person engages in one or more self-dealing transactions specified in the Rights Agreement, (iii) a person (other than the Company, any subsidiary of the Company, any employee benefit plan or employee stock plan of the Company or of any subsidiary of the Company, or a person who acquires 30% or more of the general voting power of the Company in connection with a transaction or series of transactions approved prior to such transaction or transactions by the Board of Directors of the Company) alone, or together with his, her or its affiliates or associates, becomes the beneficial owner of a number of the outstanding shares of the Company's stock having in the aggregate 30% or more of the general voting power of the Company or (iv) during such time as there is an Acquiring Person, any of certain events described in the Rights Agreement occurs which results in such Acquiring Person's ownership interest being increased by more than 1%, then, and in each such case, proper provision shall be made so that each holder of a Right (except as noted below) will thereafter have the right to receive, upon payment of the Purchase Price, that number of shares of Common Stock, or in the discretion of the Board of Directors of the Company, one one-hundredths of a share of Preference Stock as shall equal the result obtained by (A) multiplying the then current Purchase Price by the then number of one one-hundredths of a share of Preference Stock for which a Right was exercisable immediately prior to the first occurrence of any one of the events listed above in this paragraph and (B) dividing that product by 50% of the current market price per one share of Common Stock.

          The holder of any Rights that are, or were, beneficially owned by an Acquiring Person or an affiliate or associate thereof or certain transferees thereof which engaged in, or realized the benefit of, an event or transaction or transactions described in the immediately preceding paragraph, shall not be entitled to the benefit of the adjustment described in the immediately preceding paragraph.

          Rights are not exercisable until such time as the Rights are no longer redeemable by the Company as described below.

          With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares (other than fractions which are integral multiples of the fraction of a share for which a Right is then exercisable) will be issued and in lieu thereof an adjustment in cash will be made based on the market price of Common Stock on the last trading date prior to the date of exercise.

          Up to and including the tenth business day after a Stock Acquisition Date, which time period may be extended by the Board of Directors of the Company to any time up to and including the twentieth business day after a Stock Acquisition Date, the Company may redeem the rights in whole, but not in part, at a price of $.01 per Right, which amount may be adjusted as provided in the Rights Agreement (the "Redemption Price"). Promptly upon the action of the Board of Directors of the Company electing to redeem the Rights, the Company shall make an announcement thereof and, upon such announcement, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

          Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. On and after the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, correct or supplement any provision contained in the Rights Agreement which may be defective or inconsistent with any other provisions in the Rights Agreement, to make changes which do not adversely affect the interests of holders of Rights (other than an Acquiring Person or an Affiliate or Associate thereof), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that the Rights Agreement may not be supplemented or amended to lengthen a time period relating to when the rights may be redeemed at such time as the Rights are not redeemable, or any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or benefits to, the holders of the Rights.

          Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company with respect to a Right held, including, without limitation, the right to vote or to receive dividends.

          The present distribution of the Rights is not taxable to the Company or its shareholders. The Rights are not dilutive and will not affect reported earnings per share. The Company will receive no proceeds from the issuance of the Rights as a dividend.

          As of August 3, 1998, there were 8,349,998 shares of Common Stock issued and outstanding, including 313,512 shares of Common Stock held in the Company's treasury, and 5,879,631 shares of Common Stock reserved for issuance with respect to (A) options which have been granted under the Company's stock option plans or (B) conversion of the Company's Series B ESOP Convertible Preference Stock, Series C 8-1/2% Convertible Preference Stock and Series D 8-1/2% Convertible Preference Stock. A total of 200,000 shares of Preference Stock have been reserved for issuance upon exercise of the Rights.

          The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board since the Rights may be redeemed by the Company at $.01 per Right, subject to adjustment, at any time up to and including the tenth business day (twentieth business day if the Board so determines) following the Stock Acquisition Date.

          A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

                                                                 EXHIBIT C
                                                                 ---------

                                  FORM OF
             CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
                 OF SERIES F PARTICIPATING PREFERENCE STOCK
                                     OF
                           THE TURNER CORPORATION

             Pursuant to Section 151 of the General Corporation
                        Law of the State of Delaware

          We, Ellis T. Gravette, Jr., Chairman of the Board and Chief Executive Officer, and Sara J. Gozo, Vice President and Secretary, of The Turner Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

          That, pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of said Corporation, the said Board of Directors on August 14, 1998, adopted the following resolutions creating a series of 200,000 shares of Preferred Stock, par value $1.00 per share, classified as Series F Participating Preference
Stock:

          RESOLVED, that, pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Restated Certificate of Incorporation, a series of Preference Stock of the Corporation be and is hereby created, and that the designation and amount thereof and the relative rights, preferences and limitations thereof are as follows:

          Section 1. Designation and Amount. The shares of such series shall be designated as "Series F Participating Preference Stock" (the "Series F Preference Stock"), and the number of shares initially constituting such series shall be 200,000, which number of shares may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors.

          Section 2. Dividends and Distributions. Subject to the prior and superior rights of the holders of any shares of any classes or series of preference stock which are or may from time to time be ranking prior and superior to the shares of Series F Preference Stock with respect to dividends, the holders of shares of Series F Preference Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series F Preference Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $3 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend or distribution payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $1.00 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series F Preference Stock. If on any Quarterly Dividend Payment Date the Corporation's Restated Certificate of Incorporation shall limit the amount of dividends which may be paid on the Series F Preference Stock to an amount less than that provided above, such dividends will be paid in the maximum permissible amount and the shortfall from the amount provided above shall accrue and be a cumulative dividend requirement and be carried forward to subsequent Quarterly Dividend Payment Dates.

          In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or a combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series F Preference Stock were entitled immediately prior to such event under the second preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          When, as and if the Corporation shall declare a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock), the Corporation shall at the same time declare a dividend or distribution on the Series F Preference Stock as provided in this
Section 2 and no such dividend or distribution on the Common Stock shall be paid or set aside for payment on the Common Stock unless such dividend or distribution on the Series F Preference Stock shall be simultaneously paid or set aside for payment; provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $3 per share on the Series F Preference Stock shall nevertheless be payable, when, as and if declared by the Board of Directors, on such subsequent Quarterly Dividend Payment Date.

          Dividends shall begin to accrue and be cumulative on outstanding shares of Series F Preference Stock from the date of issue of such shares of Series F Preference Stock, unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series F Preference Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in which event such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series F Preference Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series F Preference Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the relevant Quarterly Dividend Payment Date.

          Section 3. Voting Rights. The holders of shares of Series F Preference Stock shall have the following voting rights:

          (A) Subject to the provision for adjustment hereinafter set forth, each share of Series F Preference Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time (i) declare or pay any dividend or make any distribution on Common Stock payable in shares of Common Stock, (ii) effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock or (iii) increase by 20% or more, other than through the methods referred to in subclauses (i) and (ii) above, the shares of Common Stock outstanding as compared with the shares of Common Stock outstanding on the date hereof (adjusted for any stock dividend, subdivision or combination to which subclauses (i) and (ii) above apply), then in each such case the number of votes per share to which holders of shares of Series F Preference Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) Except as otherwise provided herein or by law, the holders of shares of Series F Preference Stock, the holders of shares of Common Stock and the holders of any other capital stock of the Corporation at the time entitled thereto shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation and notwithstanding that the holders of Series F Preference Stock, voting as a class, may be entitled to elect two directors as hereinafter provided, they shall be entitled to participate with the Common Stock (or any other capital stock as aforesaid), in the election of any other directors.

          (C) In case at any time six or more full quarterly dividends (whether consecutive or not) on the Series F Preference Stock shall be in arrears, then during the period (hereinafter in this Section 3(C) called the "Voting Period") commencing with such time and ending with the time when all arrears in dividends on the Series F Preference Stock shall have been paid and the full dividend on the Series F Preference Stock for the then current quarterly dividend period shall have been declared and paid or set aside for payment, at any meeting of the stockholders of the Corporation held for the election of directors during the Voting Period, the holders of Series F Preference Stock present in person or represented by proxy at said meeting, shall be entitled, as a class, to the exclusion of the holders of all other classes of stock of the Corporation, to elect two directors of the Corporation, each share of Series F Preference Stock entitling the holder to one vote. Each of such two directors shall be elected to one of the three classes of directors so that the three classes shall be as equal in number as may be feasible and shall be elected to hold office for a term expiring at the earlier of (i) the expiration of the term of the class to which he is elected or (ii) the end of the Voting Period. At no time shall the Board of Directors have more than two directors elected solely by the holders of the Series F Preference Stock.

          Any director who shall have been elected by holders of Series F Preference Stock or by any director so elected as herein contemplated, may be removed at any time during a Voting Period, either for or without cause, by, and only by, the affirmative votes of the holders of record of a majority of the outstanding shares of Series F Preference Stock given at a special meeting of such stockholders called for the purpose, and any vacancy thereby created may be filled during such Voting Period by the holders of Series F Preference Stock present in person or represented by proxy at such meeting. Any director to be elected by the Board of Directors of the Corporation to replace a director elected by holders of Series F Preference Stock or elected by a director as in this sentence provided shall be elected by the remaining director theretofore elected by the holders of Series F Preference Stock. At the end of the Voting Period the holders of Series F Preference Stock shall be automatically divested of all voting power vested in them under this Section 3(C) but subject always to the subsequent vesting hereunder of voting power in the holders of Series F Preference Stock in the event of any similar default or defaults thereafter.

          (D) Except as otherwise set forth herein, holders of Series F Preference Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock or holders of any other class of capital stock as set forth herein) for taking any corporate action.

          Section 4. Certain Restrictions.

          (A) Whenever quarterly dividends or other dividends or distributions payable on the Series F Preference Stock as provided in
Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series F Preference Stock outstanding shall have been paid in full, the Corporation shall not

          (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series F Preference Stock;

          (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series F Preference Stock, except dividends paid ratably on the Series F Preference Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) except as permitted by subparagraph (iv) of this Section 4(A), redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series F Preference Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any class of stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series F Preference Stock; or

          (iv) purchase or otherwise acquire for consideration any shares of Series F Preference Stock, or any shares of stock ranking on a parity with the Series F Preference Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of all such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes, provided that the Corporation may at any time purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series F Preference Stock.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under subparagraph (A) of this Section 4, purchase or otherwise acquire shares at such time and in such manner.

          (C) The Corporation shall not issue any shares of Series F Preference Stock except upon exercise of Rights issued pursuant to that certain Rights Agreement dated as of September 21, 1998 between the Corporation and First Chicago Trust Company of New York, a copy of which is on file with the Secretary of the Corporation at its principal executive office and shall be made available to stockholders of record without charge upon written request therefor addressed to said Secretary. Notwithstanding the foregoing sentence, nothing contained in this Certificate of Designation shall prohibit or restrict the Corporation from issuing for any purpose any series of Preference Stock with rights and privileges similar to or different from those of the Series F Preference Stock.

          Section 5. Reacquired Shares. Any shares of Series F Preference Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation without designation as to series become authorized but unissued shares of preference stock and may be reissued as part of a new series of preference stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

          Section 6. Liquidation, Dissolution and Winding Up. Upon any voluntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made

          (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series F Preference Stock unless, prior thereto, the holders of shares of Series F Preference Stock shall have received, subject to adjustment as hereinafter provided, an aggregate amount equal to (a) $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment or (b) if greater, an aggregate amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or

          (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series F Preference Stock, except distributions made ratably on the Series F Preference Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up, disregarding for this purpose the amounts referred to in clause (1)(b) of this Section 6.

          In the event the Corporation shall at any time declare or pay any dividend or make any distribution on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series F Preference Stock were entitled immediately prior to such event shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case proper provision shall be made so that the shares of Series F Preference Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. The Corporation shall not consummate any such consolidation, merger, combination or other transaction unless prior thereto the Corporation and the other party or parties to such transaction shall have so provided in any agreement relating thereto. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the first sentence of this
Section 7 with respect to the exchange or change of shares of Series F Preference Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 8. No Redemption. The shares of Series F Preference Stock shall not be redeemable. Notwithstanding the foregoing sentence, the Corporation may acquire shares of Series F Preference Stock in any other manner permitted by law, this Certificate of Designation and the Restated Certificate of Incorporation of the Corporation, as from time to time amended,

          Section 9. Amendment. The Restated Certificate of Incorporation of the Corporation shall not be amended in any manner which would alter or change the powers, preferences or special rights of the shares of Series F Preference Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series F Preference Stock, voting together as a single class.

          Section 10. Ranking. The Series F Preference Stock will, with respect to the payment of dividends and the distribution of assets on liquidation, dissolution or winding-up of the Corporation, unless otherwise provided in the Corporation's Restated Certificate of Incorporation or a Certificate of Designations, Rights and Preferences relating to a subsequently issued series of preference stock of the Corporation, rank (i) on a parity with the Corporation's Series A Junior Participating Preference Stock, the Series B ESOP Convertible Preference Stock, the Series C 8 1/2% Convertible Preference Stock, the Series D 8 1/2% Convertible Preference Stock, the Series E 8 1/2% Convertible Preference Stock and any other class or series of preference stock issued by the Corporation and (ii) prior to the Common Stock.

          IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 14th day of August, 1998.

                                 /s/ Ellis T. Gravette, Jr.
                                 -------------------------------------
                                  Ellis T. Gravette, Jr.
                                   Chairman of the Board and
                                    Chief Executive Officer

Attest:


/s/ Sara J. Gozo
---------------------------
Sara J. Gozo
      Vice President and
        Secretary